                                                                       EXHIBIT 5

                   [LUSE GORMAN POMERENK & SCHICK LETTERHEAD]


(202) 274-2000



                                 September 25, 2002



Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, New Jersey

Ladies and Gentlemen:

We have acted as special counsel to Provident Financial Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 55,587,050 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.


We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.


Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Plan of Conversion of The Provident Bank ("Bank"), will be validly issued and outstanding, fully paid and non-assessable.

Provident Financial Services, Inc.
September 25, 2002
Page 2


In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).


We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the Bank's Application to the New Jersey Department of Banking and Insurance (the "New Jersey Application"), and any amendments thereto and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is part of such Registration Statement and to the reference to our firm in the New Jersey Application.


                                        Very truly yours,

                                        /s/ Luse Gorman Pomerenk & Schick, P.C.
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                                        LUSE GORMAN POMERENK & SCHICK
                                        A Professional Corporation